Exhibit 99.2


                              Attachment to Form 3


                             JOINT FILER INFORMATION


Name and Address:                                Kenneth H. Shubin Stein
                                                 1995 Broadway, Suite 1801
                                                 New York, NY  10023


Date of Event Requiring Statement:  2/25/08
Issuer and Ticker Symbol:                        Resource America, Inc. (REXI)
Relationship to Issuer:                          10% Owner
Designated Filer:                                Spencer Capital Management, LLC


TABLE I INFORMATION

Title of Security:                               Common Stock
Amount of Securities Beneficially Owned:         2,405,639
Ownership Form:                                  I
Nature of Indirect Beneficial Ownership:         (1)


TABLE II INFORMATION

n/a